UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : January 27, 2011
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry of Order Approving Stipulation for Settlement of Claim

On January 27, 2011, the Superior Court of the State of California for the County of Los Angeles (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Silver Dragon Resources, Inc. The Order provides for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $405,981.49 claim against us (the “Claims”). Socius purchased the Claims from seven creditors of Silver Dragon, pursuant to the terms of the Claim Purchase Agreements as negotiated by Socius with the respective creditors.

Pursuant to the Order, Silver Dragon initially issued to Socius 9,000,000 shares of Silver Dragon common stock (the “Settlement Shares”), representing approximately 8.28% of the total number of shares of our common stock outstanding immediately subsequent to the date of the Order. The total number of shares of our common stock to be issued to Socius or its designee in connection with the Order will be adjusted on the 21st trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then we will issue to Socius or its designee additional shares of our common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.

The number of VWAP Shares is equal to (i) $405,981.49, divided by 75% of the volume weighted average price (“VWAP”) of our common stock over the 20-day trading period immediately following the date on which the Settlement Shares were issued (the “True-Up Period”), plus (ii) Socius’ reasonable legal fees, expenses, and costs, divided by the VWAP over the True-Up Period. If at any time during the TrueUp Period, the trading price of the common stock declines by 15% or more from the trading price on the date of issuance of the Settlement Shares, Socius may deliver a written notice to Silver Dragon requesting that a specified number of additional shares of common stock be delivered. Any shares issued pursuant to such notices will be considered Settlement Shares for purposes of the true-up calculation. In no event will the number of shares of our common stock issued to Socius or its designee in connection with the settlement of the Claims, aggregated with all shares of our common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.99% of the total number of shares of our common stock then outstanding.

Silver Dragon will issue the shares in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended. Such shares are being issued in exchange for the Claims pursuant to the Order of the Court, which determined that such exchange was fair to Socius following notice to the Court of Silver Dragon’s intent to rely upon the exemption and a hearing of which Socius received notice and in which it participated.

The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description
10.1	Order Approving Stipulation for Settlement of Claim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: January 28, 2011	/s/ Marc Hazout
By: Marc Hazout, President & CEO